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                                                                       Exhibit 5



UBS AG

Zurich and Basel

Switzerland

DRAFT





Zurich, 9 August 2000
32065/200/mm/x0971718







Ladies and Gentlemen:

We have acted as Swiss counsel to UBS AG ("Company") in connection with the proposed registration under the United States Securities Act of 1933, as amended, of a maximum of 38 million registered shares of CHF 10 each as authorized capital and of a maximum of 17 million registered shares of CHF 10 each as conditional capital (together "Ordinary Shares") to be issued in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated 12 July 2000, by and among Paine Webber Group Inc., the Company and Neptune Merger Subsidiary, Inc. (the "Neptune").

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed that:
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BAR & KARRER                                                               - 2 -
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(a)      The Merger Agreement is a valid and binding agreement;

(b) the Extraordinary General Meeting of Company will duly pass resolutions on the creation of authorized capital, the granting of a "Green Shoe Option" associated with the authorized capital, the creation of conditional capital and the payment of a partial dividend in the form contained in the "Invitation to the Extraordinary General Meeting of UBS AG" and once passed these resolutions will not be subsequently contested or amended or revoked prior to the allotment and issuance of such Ordinary Shares;

(c) The power to be given to the board of directors at such Extraordinary General Meeting of Company will remain sufficient and effective for the purpose of authorizing the allotment and issuance of Ordinary Shares pursuant to the Merger (as defined in the Merger Agreement);

(d) A meeting of the board of directors of the Company will be duly convened and will duly resolve to allot and issue the Ordinary Shares based on

         (i)      a duly signed contract of contribution in kind

         (ii)     subscription forms duly signed by the exchange agent

         (iii)    a duly issued report of board of directors on capital increase

         (iv)     a duly issued auditors' confirmation

         and such resolution(s) will not be subsequently amended or revoked prior to the allotment and issuance of such Ordinary Shares.

Upon the basis of such examination based on the foregoing and subject to the qualifications stated herein, we are of the opinion that the Ordinary Shares to be distributed by Company pursuant to and in accordance with the Merger Agreement will be duly and validly authorized and, when issued and distributed in the manner contemplated by the Merger Agreement, will be validly issued, fully paid and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by reason only of their being such holders).

We are members of the Swiss bar and the opinions expressed herein are limited to questions arising under the laws of Switzerland.
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BAR & KARRER                                                               - 3 -
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We consent to the filing of this opinion as an exhibit to the offering documents and to the reference to this firm as adviser to Company in the offering documents. We furthermore consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

This opinion is furnished by us, as counsel to Company, in connection with the filing of the offering documents and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.



Yours faithfully,



Bar & Karrer